As filed with the Securities and Exchange Commission on November 27, 2017

Registration No. 333-152483

Registration No. 333-184359

Registration No. 333-185585

Registration No. 333-187945

Registration No. 333-188682

Registration No. 333-189759

Registration No. 333-193148

Registration No. 333-207642

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-3 REGISTRATION STATEMENT NO. 333-152483

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-184359

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-185585

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-187945

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-188682

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-189759

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-193148

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-207642

UNDER

THE SECURITIES ACT OF 1933

COMBIMATRIX CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	47-0899439 (I.R.S. Employer Identification Number)

310 Goddard, Suite 150

Irvine, California 92618

(415) 374-7782

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Lee Bendekgey

President, Chief Executive Officer, Chief Financial Officer and Secretary

COMBIMATRIX CORPORATION

c/o Invitae Corporation

1400 16th Street

San Francisco, California 94103

(415) 374-7782

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Mike Hird, Esq. Patty M. DeGaetano, Esq. Pillsbury Winthrop Shaw Pittman LLP 12255 El Camino Real, Suite 300 San Diego, CA 9130 (619) 234-5000

Approximate date of commencement of proposed sale to the public: Not applicable. These post-effective amendments deregister all of the securities that were unsold under the registration statements as of the date hereof.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

DEREGISTRATION OF SHARES

These Post-Effective Amendments to the following Registration Statements on Form S-3 (collectively, the “Registration Statements”) of CombiMatrix Corporation, a Delaware corporation (the “Company”), are being filed to deregister all shares of common stock of the Company that had been registered and remain unsold under such Registration Statements:

•	Registration on Form S-3 filed on July 23, 2008 (File No. 333-152483);

•	Registration on Form S-3 filed on October 10, 2012 (File No. 333-184359);

•	Registration on Form S-3 filed on December 20, 2012 (File No. 333-185585);

•	Registration on Form S-3 filed on April 16, 2013 (File No. 333-187945);

•	Registration on Form S-3 filed on May 17, 2013 (File No. 333-188682);

•	Registration on Form S-3 filed on July 2, 2013 (File No. 333-189759);

•	Registration on Form S-3 filed on December 31, 2013 (File No. 333-193148); and

•	Registration on Form S-3 filed on October 28, 2015 (File No. 333-207642).

On July 31, 2017, the Company entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Invitae Corporation, a Delaware corporation (“Invitae”), and Coronado Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Invitae (“Merger Sub”), providing for, among other things, the merger of Merger Sub with and into the Company, with the Company surviving as a wholly owned subsidiary of Invitae (the “Merger”). The Merger became effective on November 14, 2017 pursuant to the Certificate of Merger filed with the Secretary of State of the State of Delaware.

As a result of the Merger, the Company has terminated all offerings of its securities pursuant to its existing registration statements, including the Registration Statements. In accordance with an undertaking made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any securities that remain unsold at the termination of the offerings, the Company hereby amends the Registration Statements by removing from registration all shares of common stock of the Company registered under the Registration Statements that remain unsold.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused these Post-Effective Amendments to the Registration Statements on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized in the city of San Francisco, state of California, on November 27, 2017.

COMBIMATRIX CORPORATION

By:	/s/ Lee Bendekgey
Lee Bendekgey
President, Chief Executive Officer, Chief Financial Officer and Secretary

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